STATE OF IDAHO
DEPARTMENT OF STATE








     PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that I am the custodian of the corporation and limited partnership records of this State.

     I FURTHER CERTIFY That the annexed is a full, true and complete transcript of the articles of amendment of SHOSHONE SILVER MINING CO., an Idaho corporation, received and filed in this office on the 12th day of August, 1983, as appears of record in this office as of this date.












Dated      August 12, 1983
                                        /s/ Pete T. Cenarrusa

                                        SECRETARY OF STATE


(State Seal)                            by:  /s/ Marilyn Johnson
                                           ----------------------------

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            SHOSHONE SILVER MINING CO

     Pursuant to the provisions of Section 30-1-1006 of the Idaho Business

Corporation Act, the undersigned corporation adopts the following Articles of

Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is SHOSHONE SILVER MINING CO

     SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on March 31st 1998, in the manner prescribed by the Idaho Business Corporation Act:


                                   "ARTICLE V

            The amount of its capital stock shall be Two Million
           Dollars ($2,000,000.00) divided into Twenty Million
           (20,000,000) shares of common stock with a par value of ten cents ($.10) per share."

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 7,869,923; and the number of each class entitled to vote thereon was 7,869,923.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class as follows:

     CLASS                                   NUMBER OF SHARES
     -----                                   ----------------
     Common                                     7,869,923

     FIFTH: The number of shares voted for such amendment was 4,168,088; and the number of shares voted against such amendment was 2,149,032. ABSTAIN WAS 68,944.

     SIXTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as change by such amendment,

are as follows:

     $2,000,000.00       20,000,000 shares 10 cents par value


     Dated this  1st day April 1998.

                                        SHOSHONE SILVER MINING COMPANY

                                        BY /s/ James I. Scheller
                                          ------------------------------
                                           President
Attest:
/s/ Carol Tritten
-----------------------
     secretary

STATE OF OREGON        )
                       ) SS
COUNTY OF              )

ON THIS 1ST DAY OF APRIL, 1998

BEFORE ME PERSONALLY APPEARED JAMES I. SCHELLER, WHO, BEING DULY SWORN, DECLARED THAT HE IS PRESIDENT, OF SHOSHONE SILVER MINING COMPANY, THAT HE SIGNED THE FOREGOING DOCUMENT AS PRESIDENT OF SAID COMPANY, AND THAT THE STATEMENTS THERIN CONTAINED ARE TRUE.


Official Seal                             /s/ Becky L Le Roy
Becky L Le Roy                            Notary Public in and for the
Notary Public-Oregon                      State of Oregon, Residing at:
Commission No. 306691                     Oregon City
My Commission Expires Dec. 26, 2000       My Commission Expires


STATE OF IDAHO         )
                       ) SS
COUNTY OF BONNER       )

ON THIS 8 DAY OF MAY 1998

BEFORE ME PERSONALLY APPEARED CAROL TRITTEN, WHO, BEING DULY SWORN, DECLARED THAT SHE IS SECRETARY-TREASURER, OF SHOSHONE SILVER MINING COMPANY, THAT SHE SIGNED THE FOREGOING AS SECRETARY-TREASURER, OF SAID COMPANY, AND THAT THE STATEMENTS THEREIN CONTAINED ARE TRUE.

Official Seal                             /s/ Kathy G. Pizzolato
Kathy G. Pizzolato                        Notary Public in and for the
                                          State of Idaho, Residing at:

                                          My Commission Expires 6-29-2000

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         SHOSHONE SILVER MINING COMPANY

     Pursuant to the provisions of Section 30-1-61 of the Idaho Business

Corporation Act, the undersigned corporation adopts the following Articles of

Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is SHOSHONE SILVER MINING COMPANY.

     SECOND: The following amendments of the Articles of Incorporatin were adopted by the shareholders of the corporation on April 1st 1983, in the manner prescribed by the Idaho Business Corporation Act:

                                   "ARTICLE V

          The amount of its capital stock shall be One Million Dollars ($1,000,000.00) divided into Ten Million (10,000,000) shares of common stock with a par value of ten cents ($.10) per share."

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 4,925,747; and the number of shares entitled to vote thereon was 4,925,747.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

     Class                                      Number of Shares
     -----                                      ----------------
     Common                                       4,925,747

     FIFTH: The number of shares voted for such amendment was 2,865,389; and the number of shares voted against such amendment was 200,170.

     SIXTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

         $1,000,000.00              10,000,000 shares 10 cents par value

         Dated this 4th day of August 1983.

                          SHOSHONE SILVER MINING COMPANY

                          By  /s/ Irvin Scheller
                            ----------------------------
                              President


Attest:

/s/ Beverly R. Andersen
---------------------------------
     Secretary


 STATE OF IDAHO        )
                       )  ss
 County of I Kootenai  )

     I, Genevieve C. Shaver, a notary public, do hereby certify that on this 4th day of August, 1983, personally appeared before IRVIN SCHELLER and BEVERLY

R. ANDERSEN, who being by me first duly sworn, declared that they were President and Secretary-Treasurer, respectfully, of SHOSHONE SILVER MINING COMPANY, that they signed the foregoing document as President and Secretary-Treasurer of said corporation, and that the statements therein contained are true.




                                   /s/ Genevieve C. Shaver
                                   -------------------------------------
                                   Notary Public in and for the State of
                                   Idaho, Residing at: Coeur d' Alene
                                   My Commission Expires: Life











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